SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 11, 1997


                        Smith's Food & Drug Centers, Inc.
                          (Exact Name of Registrant as
                              Specified in Charter)



        Delaware                    001-10252                  87-0258768
    (State or Other                (Commission                (IRS Employer
     Jurisdiction of                   File                   Identification
     Incorporation)                   Number)                      No.)



                             1550 South Redwood Road
                           Salt Lake City, Utah 84104
                              (Address of Principal
                               Executive Offices)





                                 (801) 974-1400
                             (Registrant's telephone
                          number, including area code)

Item 5.  Other Events.

     On May 11, 1997, Smith's Food & Drug Centers, Inc., a Delaware corporation ("Smith's") and Fred Meyer, Inc., a Delaware corporation ("Fred Meyer"), entered into an Agreement and Plan of Reorganization and Merger (the "Merger Agreement"), which is attached hereto as Exhibit 99.1 and incorporated by reference herein. Pursuant to the terms of the Merger Agreement, Smith's and Fred Meyer will form a Delaware holding company ("Holdings"), Holdings will form two subsidiaries ("Smith's Sub" and "Fred Sub") and, subject to certain conditions being satisfied or waived, Smith's Sub would merge with and into Smith's and Fred Sub would merge with and into Fred (the "Smith's Merger" and the "Fred Merger," and collectively, the "Mergers"). Pursuant to the Mergers,
(i) each outstanding share of Smith's Class A Common Stock, $.01 par value, and each outstanding share of Smith's Class B Common Stock, $.01 par value, would be converted into the right to receive 1.05 shares of Holdings Common Stock, $.01 par value ("Holdings Common Stock"), (ii) each outstanding share of Smith's Series I Preferred Stock, $.01 par value, would be converted into the right to receive $.33-1/3, and (iii) each outstanding share of Fred Meyer Common Stock would be converted into the right to receive one share of Holdings Common Stock. It is anticipated that the Holdings Common Stock would trade on the New York Stock Exchange. Conditions to the consummation of the Mergers include the receipt of regulatory approvals and approval by the shareholders of Fred Meyer and Smith's.

     In connection with the Merger Agreement, Smith's and Fred Meyer have entered into a stock option agreement (the "Option Agreement") pursuant to which Fred Meyer has granted Smith's an option to acquire under certain circumstances related to the termination of the Merger Agreement, up to 19.9% of Fred Meyer's outstanding Common Stock at a price per share equal to $45.00. The option is exercisable only under certain circumstances and is subject to a limitation on the total profit that may be realized thereunder. The Option Agreement is attached hereto as Exhibit 99.2 and is incorporated by reference herein. In the event the Merger Agreement is terminated under certain circumstances, Fred Meyer has agreed to reimburse Smith's for its out-of-pocket expenses and to pay Smith's certain termination fees. Certain shareholders holding over 65% of the voting power of Smith's outstanding capital stock have entered into agreements to vote their shares in favor of the Smith's Merger.

     On May 12, 1997, Smiths and Fred Meyer issued a joint press release announcing the execution of the Merger Agreement, which press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

     The foregoing summaries of the Merger Agreement and related agreements are qualified in their entirety by reference to the full text of the agreements which are attached hereto as exhibits.

     The information set forth above shall not be deemed to constitute an offer to sell any security. Any such offer to sell will be made only be means of a prospectus.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     7(c) Exhibits.

          99.1 Agreement and Plan of Reorganization and Merger dated as of May 11, 1997.

          99.2 Stock Option Agreement dated as of May 11, 1997.

          99.3 Press Release dated May 12, 1997.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SMITH'S FOOD & DRUG CENTERS, INC.



                                  By:  MICHAEL FREI
                                       -----------------------------------------
                                       Name:    Michael Frei
Dated: May 13, 1997                    Title:   Senior Vice President and
                                                General Counsel

                                 EXHIBIT INDEX

                                                                      Sequential
Ex. No.   Description                                                  Page No.
-------   -----------                                                  --------

99.1 Agreement and Plan of Reorganization and Merger dated as of May 11, 1997.

99.2      Stock Option Agreement dated as of May 11, 1997.

99.3      Press Release dated May 12, 1997.